AMENDMENT NO. 3 TO PROCESS DEVELOPMENT AGREEMENT & AMENDMENT NO. 1 TO LICENSE, DEVELOPMENT, MANUFACTURING & MARKETING AGREEMENT

This AMENDMENT NO. 3 TO PROCESS DEVELOPMENT AGREEMENT (the “Development Amendment”) and AMENDMENT NO. 1 TO LICENSE, DEVELOPMENT, MANUFACTURING & MARKETING AGREEMENT (the “License Amendment”, and collectively with the Development Amendment, this “Amendment”) is effective as of this 7th day of November 2022 (the “Amendment Effective Date”), and is entered into by and between Tyligand Bioscience (Shanghai) Limited, having its registered office at Floor 1 (West Lobby and Auxiliary Room), 4 and 5, Tower 12 (No.1), No. 3728, Jinke Road, Shanghai Pilot Free Trade Zone of PRC (“Tyligand”) and Context Therapeutics LLC, a Delaware limited liability company having its registered office at 2001 Market Street, Suite 3915, Unit#15, Philadelphia, PA 19103 (“Context”). Tyligand and Context are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS

WHEREAS, Tyligand and Context entered into that certain Process Development Agreement, effective as of the 6th day of March 2020, as amended by Amendment No. 1 effective as of the 21st day of April 2021, and as amended by Amendment No. 2 effective as of the 3rd day of June 2021 (as amended, the “Development Agreement”), which outlines the rights and obligations of Tyligand and Context with respect to the conduct of certain services to be performed by Tyligand;

WHEREAS, due to the Successful Completion (as defined in the Development Agreement) of Tyligand’s process development efforts, the Parties also entered into that certain License, Development, Manufacturing & Marketing Agreement on the 23rd day of August 2021 (the “License Agreement”), for Tyligand’s development and commercialization of the Compound (as defined in the License Agreement) in the Territory (as defined in the License Agreement);

WHEREAS, the Parties intend to enter into the Development Amendment to recognize and agree that the provisions in Sections 3.1 (Milestones), 3.2 (Royalty), 3.6 (Method of Payments) and 3.7 (Conflict) in ARTICLE III, CONSIDERATION of the Development Agreement shall survive the Term (as defined in Section 10.1 of the Development Agreement);

WHEREAS, the Parties intend to enter into the License Amendment to (i) amend and restate Section 1.52 in ARTICLE 1 DEFINITIONS of the License Agreement, (ii) amend and restate Section 4.2.1 (Grant Back) in ARTICLE 4 IMPROVEMENT of the License Agreement, and (iii) recognize and agree that the provisions in Section 4.2.1 (Grant Back) in ARTICLE 4 IMPROVEMENT and Section 9.1 (Term) in ARTICLE 9 TERM AND TERMINATION of the License Agreement shall survive the expiration of the License Agreement subject to terms and conditions thereof;

NOW THEREFORE, in order to avoid any confusion, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, wish to enter into this Amendment and agree as follows:

    1.    Defined Terms. All capitalized terms used herein shall have the meaning ascribed to    each of them as defined herein and, if not defined herein, shall have the meaning ascribed to each     of them in the Development Agreement or License Agreement, as applicable.

Development Amendment

2.    Amendment to Section 10.7 of the Development Agreement. Effective as of the Amendment Effective Date, Section 10.7 of the Development Agreement is hereby amended and restated as follows:

“10.7 Survival. Subject to terms and conditions of this Agreement, the termination or expiration of this Agreement shall not affect the survival and continuing validity and enforceability of provisions herein expressed to survive and operate following such expiration or termination, including Sections 3.1, 3.2, 3.6 and 3.7, and Article VI through Article XI.”

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License Amendment

    3.    Amendment to Section 1.52 of the License Agreement. Effective as of the Amendment Effective Date, Section 1.52 of the License Agreement is hereby amended and restated as follows:

““Tyligand Know-How” means all Know-How that relate solely and directly to the Compound or the Product which becomes Controlled by Tyligand or its Affiliates, sublicensees or contractors.”

    4.    Amendment to Section 4.2.1 of the License Agreement. Effective as of the Amendment Effective Date, Section 4.2.1 of the License Agreement is hereby amended and restated as follows:

“4.2.1 Grant Back. Subject to terms and conditions of this Agreement, Tyligand hereby grants Context an exclusive, fully-paid up, royalty-free license (which shall become perpetual and irrevocable upon the expiration of this Agreement or the earlier termination of this Agreement by Context pursuant to Section 9.2.1, 9.2.2, or 9.2.3 or by Tyligand pursuant to Section 9.2.4), with the right to grant sublicenses, to any Improvement and Tyligand Know-How resulting from the activities undertaken by Tyligand or its Affiliates or sublicensees related to the Compound, related to the Product, or pursuant to this Agreement, whether patentable or non-patentable, for Context and its Affiliates and sublicensees to (i) make, have made, use, research, develop, commercialize, sell, offer to sell, import and export the Compound or any improvements thereto outside the Territory, and (ii) make, have made, use, research, develop, import and export the Compound, Product or any improvements thereto inside or outside the Territory for use, research, development, sale and commercialization outside the Territory.”

    5.    Amendment to Section 9.4 of the License Agreement. Effective as of the Amendment Effective Date, the following sentence shall be added at the end of Section 9.4:

“Tyligand further acknowledges and agrees that subject to terms and conditions of this Agreement, Sections 4.2.1 and 9.1 of this Agreement shall survive any termination or expiration of this Agreement.”

General Terms

    6.    Entire Agreement. Each Party acknowledges that this Amendment, together with the Development Agreement and License Agreement, as applicable, constitutes the entire agreement of the Parties with respect to the subject matter hereof.

    7.    Full Force and Effect. Except as expressly amended hereby, all of the other terms and conditions of the Development Agreement and License Agreement, as applicable, shall remain unchanged and in full force and effect in accordance with their original terms.

    8.    Authority. Each Party hereby represents and warrants that is has full power and authority to enter into this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have each caused a duly authorized representative to execute this Amendment as of the Amendment Effective Date.

CONTEXT: Context Therapeutics LLC By: /s/ Martin Lehr Name: Martin Lehr Title: Chief Executive Officer	TYLIGAND: Tyligand Bioscience (Shanghai) Limited By: /s/ Tony Zhang Name: Tony Y. Zhang Title: Chief Executive Officer

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